UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016 (March 3, 2016)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 3, 2016, pursuant to the terms of a previously announced Transaction Agreement, dated as of January 20, 2016 (the “Agreement”), between ACI Worldwide, Inc. (the “Company”) and Fiserv, Inc. (“Fiserv”), the Company closed the sale to Fiserv of its Community Financial Services related assets and liabilities. On the closing date, the Company received aggregate consideration of $200 million.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 and the unaudited pro forma condensed consolidated statement of income for the fiscal year ended December 31, 2015, which reflect the disposition described in Item 2.01, are attached as Exhibit 99.1 to this Current Report and are incorporated by reference herein.

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: March 9, 2016	By:	/s/ Scott W. Behrens
Scott W. Behrens
Senior Executive Vice President, Chief Financial Officer, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.